Exhibit 99.5

AGREEMENT

THIS AGREEMENT (the “Agreement”), made as of this 1st day of September, 2005, entered into by Distributed Energy Systems Corp., a Delaware corporation with its principal place of business at 10 Technology Drive, Wallingford, CT 06492 (the “Company”), and Clint Coleman, residing at 243 Mad Meadow Road, Warren, VT 05674 (the “Employee”).

The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing September 1, 2005 (the “Commencement Date”) and ending June 30, 2007 (such period, as it may be extended, the “Employment Period”), unless sooner terminated in accordance with the provisions of Section 4. In the event substantially all of the assets or business of the Company is acquired by a third party during the Employment Period, the Employment Period shall be extended, on the terms then in effect, for 12 months and end June 30, 2008.

2. Title; Capacity. The Employee shall serve as Executive Vice President, Corporate Development or in such other reasonably comparable position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Employee shall be based at the offices of the Company’s Northern Power Systems subsidiary in Waitsfield, Vermont or a location not more than 50 miles from the Employee’s current residence in Warren, Vermont. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by the Board or such officer of the Company as may be designated by the Board.

The Employee’s responsibilities under this Agreement are set forth on Schedule A attached hereto. The Employee hereby accepts such employment and agrees to undertake such duties and such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to the Employee. The Employee agrees to devote at least three days per week to the business and interests of the Company through December 31, 2005 of the Employment Period and at least two and one-half days per week to the business and interests of the Company during the last eighteen months of the Employment Period. The Employee will not pursue other business activities without the prior written approval of the Company, not to be unreasonably withheld or delayed. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1 Salary. In exchange for the work described above, the Company shall pay the Employee, in periodic installments in accordance with the Company’s customary payroll practices, an annual base salary of $108,963 through December 31, 2005 of the Employment Period and an annual base salary of $90,803 for the last eighteen months of the Employment Period. In the event the Employee and the Company agree in writing that it is advisable for the Employee from time to time to work more than three days per week through December 31, 2005 of the Employment Period or two and one-half days per week during the last eighteen months of the Employment Period, the Employee’s compensation shall be reconciled quarterly for the actual time worked at an hourly rate of $87.31. Timesheets and cost categories to charge hours against will be approved by the President of DESC.

3.2 Fringe Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, to the extent that Employee’s position, tenure, salary, age, health and other qualifications make him or her eligible to participate, including, but not limited to, the programs indicated on Schedule B to this Agreement. The Employee shall accrue paid vacation at the rate of 4.246 hours per pay period through December 31, 2005 of the Employment Period and 3.538 hours per pay period for the last eighteen months of the Employment Period, to be taken at such times as may be approved by the Board or its designee.

3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

3.4 Withholding. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.

4. Termination of Employment Period. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

(a) Expiration of the Employment Period;

(b) At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based. For the purposes of this Section 4(b), “Cause” shall mean (a) the Employee’s failure to perform his or her reasonably assigned duties for the Company within 10 days following written notice from the Company to the Employee notifying him of such failure, or (b) the Employee’s engagement in dishonesty, gross negligence or misconduct, or (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony, or (d) material breach by the Employee of any provision of this Agreement.

(c) Upon the death or disability of the Employee. As used in this Agreement, the term “disability” shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

5. Effect of Termination.

5.1 Payments Upon Termination. In the event the Employee’s employment is terminated pursuant to Section 4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him or her under Section 3 through the last day of his or her actual employment by the Company. In addition, following such termination, provided such termination is not effected pursuant to Section 4(b), and upon execution and non-revocation within seven (7) days by the Employee of the Release in the form of Schedule C attached hereto, the Employee shall continue to receive health insurance benefits to the extent set forth on Schedule B attached hereto and shall continue to have the right to exercise his Company stock options to the extent set forth on Schedule B attached hereto.

5.2 Survival. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

6. Non-Competition and Non-Solicitation.

6.1 Restricted Activities. During the period of the Employee’s employment with the Company and for a period of 24 months after the termination or expiration thereof (unless during such 24-month period the Company or any successor to the Company’s principal business ceases all operations for a period of at least two consecutive months), the Employee will not directly or indirectly (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), engage in the business of developing, producing, marketing, furnishing or selling products or services based on Proprietary Information (as defined below) acquired, developed or being developed, owned or possessed by the Company while the Employee was employed by the Company; or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (ii) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six months or longer; or (iii) solicit, divert or take away, or attempt to divert or take away, the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

6.2 Extension. If the Company determines that the Employee has violated the provisions of Section 6.1, the Employee shall continue to be bound by the restrictions set forth in Section 6.1 until a period of two years has expired without any violation of such provisions.

6.3 Interpretation. If any restriction set forth in Section 6.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

6.4 Equitable Remedies. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 6 and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

6.5 Nondisparagement. To the extent permitted by law, the Employee shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company or any other entity or person regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition.

7. Proprietary Information and Developments.

7.1 Proprietary Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his or her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his or her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written,

photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his or her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his or her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his or her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his or her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his or her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

7.2 Developments.

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or her or under his or her direction or jointly with others during his or her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his or her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph (b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his or her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any

Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his or her agent and attorney-in-fact to execute any such papers on his or her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

(d) The Employee shall be reimbursed for necessary travel expenses and compensated at $87.31 per hour for the pre-approved work time required to comply with this section 7.2. .

7.3 United States Government Obligations. The Employee acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all appropriate action necessary to discharge the obligations of the Company under such agreements.

7.4 Equitable Remedies. The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 7 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7 and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

8. Other Agreements. The Employee represents that his or her performance of all the terms of this Agreement and the performance of his or her duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement).

9. Miscellaneous.

9.1 Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 9.1.

9.2 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

9.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

9.5 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be Burlington, Vermont.

9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her.

9.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

9.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

9.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ WALTER W. SCHROEDER
Title:	President

EMPLOYEE

/s/ CLINT COLEMAN
Clint Coleman

SCHEDULE A

Employment Responsibilities

DESC (coordinated with President, DESC)

Investor Relationships and Public Relations

Continue support of Investor and Public Relations efforts

Develop presentation materials

Travel to and make presentations as requested

Corporate Development

Strategic relationship development

Business Development

Renewables to hydrogen

Hydrogen fuelers

Third party finance

Acquisition/technical assessments

Northern Commercial (coordinated with President, Northern)

Technology assessment (e.g. microturbines)

Strategic relationships

Relationship development

Relationship/technology assessment

Relationship management

PDP participation/gatekeeper

Northern R&D (coordinated with President, Northern &/or Head of Power Technology Group)

NW-100 business plan input

Wind licensing plan/development

PDP participation/gatekeeper

Power Electronics and Controls

Marine power

International Business Development Funding

Other duties and responsibilities as assigned by the Board or such officer of the Company as may be designated by the Board.

SCHEDULE B

Compensation and Benefits

1.	Participation in 401(k) plan.

2.	Participation in Senior Management Annual Performance Incentive Plan on a full basis for 2005 performance. Will be paid 50% from the Northern Power pool and 50% from the DESC pool. No participation in 2006.

3.	Participation in 2003 Stock Incentive Plan at level determined by Board of Directors for awards not otherwise earned up to 40,000 per calendar year.

4.	Continuation of current health insurance during Employment Period. After Employment Period, the Company will contribute 50% of health insurance premium for comparable coverage at level in effect at end of Employment Period until Employee reaches age 65. The Company portion of the health insurance shall in no case exceed $11,000 during any 12 month period. This benefit will end as soon as the employee becomes eligible for alternative insurance through a different employer.

5.	Unvested options will continue to vest under existing schedule.

6.	Eligible for group life insurance and long term disability insurance through the Employment Period.

7.	Eligible for pro-rated holiday pay for all observed holidays.

8.	Release of 25% of shares from the December 10, 2003 Lockup Agreement.

9.	Non-Qualified stock options will be awarded to the Employee as per the following schedule. The Options will be fully vested upon award, be the fair market value at the time of the award, have a 5 year term and will be granted at the end of the month that the milestone was achieved. The number of options to be awarded for any calendar year will be capped at 40,000.

a) Wind Business

Milestone: License for North Wind 100

Award: 10,000 options

Milestone: New commercialization path for permanent magnetic technology in wind turbine field of use.

Award: 15,000 options

Milestone: All other Wind Turbine Technology licenses

Award: 20,000 options

b) Strategic Relationships / Joint Product Development

Milestone: Commitment by the strategic partner to a joint development and shared ownership of products incremental to DESC business plan evidenced by a signed commitment by the third party. Milestone achieved through market verification as evidenced by the DESC stock price having a 5% increase in closing price on trading days 6 through 10 after the announcement of the signed commitment.

Award: 20,000 options

c) Strategic Relationships / Financial Partnership

Milestone: Investment by strategic partner in or through a financial entity or directly into DESC to support/accelerate development of DESC business. Investment/commitment of at least $20 million by such partner(s). Milestone evidenced by signed commitment.

Award: 20,000 options

d) Strategic Relationships / Investment in DESC or subsidiary

Milestone: Investment of at least $10 million in subsidiary or in parent equity.

Award: 20,000 options

e) Increase in the market value of DESC shares. Award will be earned when DESC closing stock price exceeds the threshold for 5 consecutive trading days. This provision does not apply to stock price increases that are a direct result of an Official 3rd party Tender Offer to acquire the company.

Milestone: Exceeding $8.00 / share

Award: 25,000 options

Milestone: Exceeding $10 /share

Award: 30,000 options

10.	Upon signing this Agreement, the Employee shall be awarded 20,000 Incentive stock options as an acceleration of the grant anticipated for the year end 2005. These options will vest at the end of the Employment term of this Agreement. These options will be applied toward the 40,000 annual cap mentioned in item 10 above.

SCHEDULE C

Form of Release

The undersigned hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Distributed Energy Systems Corp., its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that the undersigned ever had or now has against the Released Parties, including, but not limited to, all claims arising out of the undersigned’s employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Fair Employment Practices Act, Vt. Stat. Ann. tit. 21, § 494 et seq., and the Parental and Family Leave Law, Vt. Stat. Ann. tit. 21, § 470 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of the undersigned’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this letter agreement prevents the undersigned from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that the undersigned acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

The undersigned acknowledges that he may revoke this Release for a period of seven (7) days after he signs this Release by sending a notice of revocation to the President of the Company, and that this Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

/S/ CLINT COLEMAN
Clint Coleman

Date:	September 1, 2005